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                                                                    EXHIBIT 99.1

                              HAHT Commerce, Inc.
                            Audit Committee Charter

Mission Statement

The Audit Committee (the "Audit Committee") will assist the Board of Directors of HAHT Commerce, Inc. (the "Company") in fulfilling its oversight responsibilities. The Audit Committee will appraise the financial reporting process, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the Company's code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To properly perform his or her role, each committee member will have an understanding of the responsibilities of committee membership as well as familiarity with the Company's business, operations, and risks.

Although the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditors or to assure compliance with applicable laws, regulations and codes of conduct.

Organization

 .    The Audit Committee will be composed of not less than three nor more than five members of the Board of Directors.
 .    The Board of Directors will appoint committee members annually for a term of one year.
 .    The Board of Directors will appoint a chairperson.
 .    Each committee member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.
 .    At least one member of the Audit Committee shall have accounting or related financial management expertise.
 .    The Audit Committee shall comprise solely of directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement as a committee member.
 .    A majority of the committee members will constitute a quorum.
 .    The committee will meet at least twice a year, or more frequently as required, and at such times and places as it deems advisable.
 .    The committee will report to the Board of Directors after each meeting of the committee.
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 .    The external and internal auditors will have the right to appear before and be heard by the Audit Committee.
 .    The committee will have the right, for the purpose of the proper performance of its functions, to meet at any reasonable time with the external and internal auditors or any of the officers or employees of the Company.

Roles and Responsibilities

Controls

 .    Evaluate whether management is appropriately communicating the importance of internal controls.
 .    Appraise the extent to which internal and external auditors examine computer systems and applications, the security of such systems and contingency plans for processing financial information in the event of a systems breakdown.
 .    Determine whether internal control recommendations made by internal and external auditors are responded to by management in a timely fashion.
 .    Ensure that the external auditors have access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and related matters.

Financial Reporting

General
 .    Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
 .    Discuss with management and the internal and external auditors significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements
 .    Consider the annual financial statements and determine whether they are consistent with the information known to committee members.
 .    Discuss matters involving judgment such as those involving valuation of assets and liabilities, and the accounting for and disclosure of revenue recognition and reserves.
 .    Meet with management and the external auditors together and separately to discuss the financial statements and the results of the audit.
 .    Review the annual report before its release and consider whether the information contained therein is consistent with members' knowledge about the Company and its operations.
 .    Obligate the external auditors to communicate certain required matters to the committee.

Interim Financial Statements
 .    Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the external auditors review quarterly financial information.
 .    Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to discuss the interim financial
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     statements and the results of the review (this may be done by the committee chairperson or the entire committee).

Compliance with Laws and Regulations

 .    Appraise the effectiveness of the system for monitoring compliance with applicable laws, regulations and codes of conduct and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
 .    Periodically obtain updates from management, the Company's general counsel and the Company's tax director regarding compliance.
 .    Review the findings of any examinations by regulatory agencies such as the
     Securities and Exchange Commission.

Internal Audit

 .    Review the activities and organizational structure of the internal audit function.
 .    Review the qualifications of the director of internal audit and concur in the appointment, replacement, reassignment or dismissal of that individual.

External Audit

 .    Instruct the external auditors that the Board of Directors and the Audit
     Committee, as the stockholders' representative, is the external auditors' client.
 .    Review the external auditors' proposed audit scope and approach.
 .    Review the performance of the external auditors and recommend to the Board of Directors the appointment, retention or discharge of the external auditors.
 .    Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with applicable independence standards, and actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

Other Responsibilities

 .    Meet with the external auditors, the director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.
 .    Ensure that significant findings and recommendations made by the internal and external auditors are dealt with in a timely fashion.
 .    Review with company counsel any legal matters that could have a significant impact on the Company's financial statements.
 .    If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
 .    Perform other oversight functions as requested by the Board of Directors.
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 .    Review and update the charter of the committee and receive approval of changes from the Board of Directors.

Reporting Responsibilities

 .    Regularly update the Board of Directors about committee activities and recommendations.